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                                                                      EXHIBIT 12




                                                                  April 25, 1997


The Travelers Insurance Company
The Travelers Fund UL for Variable Life Insurance
One Tower Square
Hartford, Connecticut  06183

Gentlemen:

        With reference to the Post-Effective Amendment No. 18 to the Registration Statement on Form S-6 filed by The Travelers Insurance Company and The Travelers Fund UL for Variable Life Insurance with the Securities and Exchange Commission covering individual flexible premium variable life insurance contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

        1. The Travelers Insurance Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue variable life insurance contracts by the Insurance Commissioner of the State of Connecticut.

        2. The Travelers Fund UL for Variable Life Insurance is a duly authorized and validly existing separate account established pursuant to Section 38a-433 of the Connecticut General Statutes.

        3. The variable life insurance contracts covered by the above Registration Statement, and all Post-Effective Amendments related thereto, have been approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of The Travelers Insurance Company and of The Travelers Fund UL for Variable Life Insurance.

        4. Assets of The Travelers Fund UL for Variable Annuities are not chargeable with liabilities arising out of any other business The Travelers Insurance Company may conduct.

        I hereby consent to the filing of this opinion as an exhibit to the above-referenced Post-Effective Amendment and to the reference to this opinion under the caption "Legal Proceedings and Opinion" in the Prospectus constituting a part of Post-Effective Amendment No. 18.

                                      Very truly yours,


                                      Katherine M. Sullivan
                                      General Counsel
                                      The Travelers Insurance Company